Exhibit 23.2
[KPMG LOGO]

KPMG LLP
Suite 4000
1735 Market Street
Philadelphia, PA 19103-7501

Consent of Independent Auditors
We consent to the incorporation by reference in this registration statement on Form S-3 of Talen Energy Corporation of our report dated September 12, 2025, with respect to the financial statements of Moxie Freedom, LLC, which report appears in the Form 8-K of Talen Energy Corporation dated February 9, 2026.

/s/ KPMG LLP
Philadelphia, Pennsylvania
June 18, 2026

[KPMG LOGO]

KPMG LLP
Suite 4000
1735 Market Street
Philadelphia, PA 19103-7501

Consent of Independent Auditors
We consent to the incorporation by reference in this registration statement on Form S-3 of Talen Energy Corporation of our report dated September 12, 2025, with respect to the consolidated financial statements of Guernsey Power Holdings, LLC, which report appears in the Form 8-K of Talen Energy Corporation dated February 9, 2026.

/s/ KPMG LLP
Philadelphia, Pennsylvania
June 18, 2026

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